SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event report)  August 31, 1998


                       Phoenix International Industries, Inc.
               (Exact name of registrant as specified in charter)



Florida                          000-17058                       59-2564162
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


1750 Osceola Drive, West Palm Beach, Florida          33409
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (561) 688-0440
 (Former name or former address, if changed since last report.)


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Item 8. Changes in Registrant's Certifying Accountant.


         As previously reported on Form 8-K, on August 17, 1998, the Registrant dismissed Leon P. Wilde, CPA, Inc., as its accountant. Leon P. Wilde, CPA, Inc., was the independent accountant who was engaged as principal accountant to audit the Registrant's financial statements for the Registrant's three most recent completed fiscal years. On August 17, 1998 the Registrant engaged Kane, Hoffman & Danner, PA as its independent auditors to audit the Registrant's financial statements for the year ending May 31, 1998. The decision to change accountants was recommended and approved by the Board of Directors of the Registrant.

         During the Registrant's three most recent fiscal years and the subsequent interim period prior to the engagement of Kane, Hoffman & Danner, PA, the Registrant had not consulted with Kane, Hoffman & Danner, PA regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements as to which either a written report was provided to the Registrant or oral advice was provided that Kane, Hoffman & Danner, PA concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement with Leon P. Wilde, Inc. (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K).


         Kane, Hoffman & Danner, PA was provided an opportunity to review the above statements and provide a letter regarding such statements.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Phoenix International Industries, Inc.



Dated: May 25, 1999                By: /s/ Gerard Haryman
                                       ---------------------------------
                                           Gerard Haryman
                                           President




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                                 EXHIBIT INDEX

EXHIBIT     DESCRIPTION
-------     -----------

  16        Letter From Former Account, Leon P. Wilde, CPA, Inc.